Exhibit 99.(h).2

AMENDMENT TO THE

TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT made as of the 17th day of March, 2020 is made to the Transfer Agency and Service Agreement dated June 26, 2019 (the “Agreement”), by and between each investment company identified on Exhibit A of the Agreement (individually the “Fund” and collectively the “Funds”) and John Hancock Signature Services, Inc. (“JHSS”).

WHEREAS, the parties to the Agreement desire to amend Exhibit B contained in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree the Agreement shall be amended as follows:

1.       CHANGES IN Exhibit B:

Section 3 of Exhibit B of the Agreement is hereby amended and restated as follows;

3.    JHSS Cost associated with managed account shares of the funds for which JHSS provides transfer agent services under this Agreement will be calculated monthly and allocated across all such funds on the basis of average daily net assets. For purposes of this Agreement, “managed account shares” shall mean shares of any fund or class of any fund that are offered exclusively to participants in separately managed account (“SMA”) or similar investment advisory programs.”

In addition, Exhibit B is hereby amended to remove Exhibit B.1.

2.       EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.       DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.       OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

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On Behalf of each Fund and Portfolio Listed on Exhibit A of the Agreement		John Hancock Signature Services, Inc.

By:	/s/ Andrew G. Arnott	By:	/s/ Jeffrey H. Long
	Andrew G. Arnott		Jeffrey H. Long
	President		Vice President and Chief Financial Officer